                                                                    Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITOR

We  hereby  consent  to the  incorporation  by  reference  to this  Registration
Statement of Everlast  Worldwide,  Inc. on Form S-8 of our report dated February
13,  2004,  except  for note 13 as to which  the date is March 3,  2004,  on our audits of the financial  statements of Everlast  Worldwide,  Inc. as of December
31,  2003 and 2002 and for each of the years in the period  ended  December  31,
2003, which report appears in the Annual Report on Form 10K.

/s/ Berenson LLP
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Berenson LLP

New York, NY
March 24, 2004